UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 3, 2014 (December 28, 2013)

WRIGHT MEDICAL GROUP, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-35823	13-4088127
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification Number)

5677 Airline Road, Arlington, Tennessee	38002
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code:  (901) 867-9971

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

      Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

      Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

      Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

      Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

On December 28, 2013, Wright Medical Technology, Inc. (“WMT”), a wholly owned subsidiary of Wright Medical Group, Inc. (the “Company”), entered into an Agreement of Lease (the “Lease”) with RBM Cherry Road Partners (the “Landlord”).  Pursuant to the Lease, the Landlord will lease approximately 92,000 square feet of existing office space located at 1023 Cherry Road, Memphis, Tennessee to WMT as the Company’s new corporate headquarters for an initial term of one hundred thirty (130) months.

The Lease commenced on January 1, 2014.  Annual rent will be approximately $373,000 in 2014, $915,000 in 2015, and thereafter is subject to customary increases.  WMT also has an option to extend the term of the Lease for two consecutive terms of five years each.

The foregoing descriptions of the terms of the Lease do not purport to be complete and are qualified in their entirety by reference to the full text of the Lease, which the Company intends to file as an exhibit to its Annual Report on Form 10-K for the fiscal year ended December 31, 2013.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: January 3, 2014

WRIGHT MEDICAL GROUP, INC.

By:	/s/Lance A. Berry
Lance A. Berry
Chief Financial Officer